Exhibit 99.1

Monotype Announces Third Quarter 2015 Results

Company Reports Record Revenue, Driven by Creative Professional

WOBURN, Mass.--(BUSINESS WIRE)--October 30, 2015--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the third quarter ended Sept. 30, 2015.

Third quarter 2015 highlights

  Revenue for the quarter was $49.4 million, up five percent year over year.
  Operating income was $11.3 million, or 23 percent of revenue.
  Non-GAAP net adjusted EBITDA was $17.7 million, or 36 percent of revenue.
  Cash flow from operations was $15.9 million.

“Monotype had a solid third quarter, meeting the high end of our guidance range, driven by the growth in our Creative Professional business – as we continue to see brands turn to Monotype to help expand their presence and ensure consistency across new content platforms like mobile, social and apps,” said Doug Shaw, president and chief executive officer at Monotype. “We’re also encouraged by the growing interest in Swyft Media’s offerings. Branded content like emoji, stickers, photo overlays and frames are becoming a more integrated part of advertising campaigns targeted at millennials and young consumers.”

Scott Landers, chief operating officer at Monotype, said, “Monotype continues to evolve in new ways that we believe will provide sustainable, long-term growth for our Creative Professional business. The expanding mobile and social media ecosystems, and the growing trend of brands and consumers moving toward more personalized communication, open up new opportunities for us to empower expression and engagement in the connected world.”

Third quarter 2015 operating results

Revenue for the quarter was $49.4 million, up five percent compared to $47.1 million for the third quarter of 2014. Creative Professional revenue was $22.5 million, an increase of 12 percent from the same period in 2014. OEM revenue was $26.9 million, flat compared to the third quarter of 2014.

Net income was $8.0 million, compared to $7.0 million in the third quarter of 2014. Earnings per diluted share were $0.20, compared to $0.17 in the same period in 2014. Non-GAAP net income, which excludes the amortization of intangible assets and share-based compensation expense, net of taxes, was $12.1 million, compared to $10.5 million in the third quarter of 2014. Non-GAAP earnings per diluted share were $0.31 compared to $0.27 in the same period in 2014.

Non-GAAP net adjusted EBITDA was $17.7 million, or 36 percent of revenue, compared to $18.0 million in the third quarter of 2014.

A reconciliation of GAAP measures to non-GAAP measures for the three and nine months ended Sept. 30, 2015 and 2014 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $86.3 million as of Sept. 30, 2015, compared to $74.6 million as of June 30, 2015, and $82.6 million as of Sept. 30, 2014. The company generated $15.9 million of cash from operations in the third quarter of 2015.

Quarterly dividend

Monotype’s most recent dividend payment of $0.10 per share was paid on Oct. 21, 2015, to shareholders of record on Oct. 1, 2015. The next dividend payment of $0.10 per share will be paid on Jan. 22, 2016, to shareholders of record as of Jan. 4, 2016.

Financial outlook

For the fourth quarter, Monotype expects revenue in the range of $48.0 million to $50.5 million. The company anticipates fourth quarter 2015 non-GAAP net adjusted EBITDA in the range of $19.5 million to $22.0 million, GAAP earnings per diluted share in the range of $0.20 to $0.24, and non-GAAP earnings per diluted share in the range of $0.29 to $0.33.

For the full year 2015, Monotype expects revenue in the range of $189.8 million to $192.3 million. The company anticipates full year 2015 non-GAAP net adjusted EBITDA in the range of $69.7 million to $72.2 million, GAAP earnings per diluted share in the range of $0.74 to $0.78 and non-GAAP earnings per diluted share in the range of $1.10 to $1.14. The company’s earnings per diluted share range is slightly higher than Monotype’s previously issued guidance due to a lower than expected tax rate.

Conference call details

Monotype will host a conference call on Friday, Oct. 30, 2015, at 8:30 a.m. EDT to discuss the company’s third quarter 2015 results and business outlook for 2015. Individuals who are interested in listening to the audio webcast should log on to the “Investors” portion of the “Company” section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-201-0168 (domestic) or 647-788-4901 (international) using passcode 63815143. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts, Web design tools, branded content offerings or products that incorporate the company’s text imaging solutions; risks associated with the maturation of the printer market and potential decreases in demand for our solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the incurrence of acquisition related costs and the company’s ability to integrate products and employees from acquired companies in a timely manner or at all; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2015 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$86,315	$90,325
Accounts receivable, net of allowance for doubtful accounts	18,460	9,279
Income tax refunds receivable	2,845	2,593
Deferred income taxes	2,409	2,898
Prepaid expense and other current assets	3,590	4,361
Total current assets	113,619	109,456
Property and equipment, net	15,305	10,578
Goodwill	187,136	176,999
Intangible assets, net	71,611	73,862
Other assets	2,490	3,563
Total assets	$390,161	$374,458

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,779	$1,156
Accrued expenses and other current liabilities	21,775	24,570
Accrued income taxes payable	1,069	640
Deferred revenue	11,180	7,107
Total current liabilities	35,803	33,473
Other long-term liabilities	3,655	2,326
Contingent acquisition consideration	5,055	270
Deferred income taxes	35,218	32,960
Reserve for income taxes, net of current portion	3,392	4,637
Accrued pension benefits	5,418	5,679
Stockholders’ equity:
Common stock	41	39
Additional paid-in capital	250,764	232,522
Treasury stock, at cost	(50,455)	(31,946)
Retained earnings	108,013	98,672
Accumulated other comprehensive loss	(6,743)	(4,174)
Total stockholders’ equity	301,620	295,113
Total liabilities and stockholders’ equity	$390,161	$374,458

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$49,352	$47,063	$141,803	$138,098
Costs and expenses:
Cost of revenue	7,351	7,227	22,314	21,057
Cost of revenue—amortization of acquired technology	1,048	1,144	3,315	3,435
Total cost of revenue	8,399	8,371	25,629	24,492
Gross profit	40,953	38,692	116,174	113,606
Operating expenses:
Marketing and selling	15,472	13,361	42,980	36,466
Research and development	5,155	5,227	16,244	15,890
General and administrative	8,171	6,491	22,080	18,075
Amortization of other intangible assets	862	1,587	2,354	4,450
Total operating expenses	29,660	26,666	83,658	74,881
Income from operations	11,293	12,026	32,516	38,725
Other (income) expense:
Interest expense, net	237	265	775	791
Loss on extinguishment of debt	112	—	112	—
Other (income) expense, net	(70)	620	612	1,000
Total other expense	279	885	1,499	1,791
Income before provision for income taxes	11,014	11,141	31,017	36,934
Provision for income taxes	2,975	4,102	9,717	13,759
Net income	$8,039	$7,039	$21,300	$23,175
Net income available to common shareholders—basic	$7,837	$6,899	$20,799	$22,745
Net income available to common shareholders—diluted	$7,838	$6,899	$20,802	$22,745
Net income per common share:
Basic	$0.20	$0.18	$0.54	$0.59
Diluted	$0.20	$0.17	$0.53	$0.57
Weighted average number of shares:
Basic	38,770,626	38,431,031	38,808,446	38,543,401
Diluted	39,230,783	39,487,302	39,382,558	39,663,807
Dividends declared per common share	$0.10	$0.08	$0.30	$0.24

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income from operations	$11,293	$12,026	$32,516	$38,725
Depreciation and amortization	2,810	3,177	7,906	9,147
Share based compensation	3,600	2,819	9,841	7,835
Net adjusted EBITDA	$17,703	$18,022	$50,263	$55,707
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP net income	$8,039	$7,039	$21,300	$23,175
Amortization, net of tax	1,394	1,726	3,895	4,952
Share based compensation, net of tax	2,628	1,782	6,761	4,920
Non-GAAP net income	$12,061	$10,547	$31,956	$33,047
RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP earnings per diluted share	$0.20	$0.17	$0.53	$0.57
Amortization, net of tax	0.04	0.04	0.11	0.13
Share based compensation, net of tax	0.07	0.06	0.17	0.13
Non-GAAP earnings per diluted share	$0.31	$0.27	$0.81	$0.83

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Marketing and selling	$1,693	$1,257	$4,568	$3,553
Research and development	633	620	1,819	1,747
General and administrative	1,274	942	3,454	2,535
Total expensed	$3,600	$2,819	$9,841	$7,835
Property and equipment	—	39	82	102
Total share based compensation	$3,600	$2,858	$9,923	$7,937
MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Creative Professional	$22,472	$20,118	$63,654	$56,103
OEM	26,880	26,945	78,149	81,995
Total	$49,352	$47,063	$141,803	$138,098

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q4 2015	Q4 2015
GAAP net income	$8,000	$9,600
Amortization, net of tax	1,200	1,200
Share based compensation, net of tax	2,300	2,300
Non-GAAP net income	$11,500	$13,100

GAAP earnings per diluted share	$0.20	$0.24
Amortization, net of tax, per diluted share	0.03	0.03
Share based compensation, net of tax, per diluted share	0.06	0.06
Non-GAAP earnings per diluted share	$0.29	$0.33

Weighted average diluted shares used to compute earnings per share	39,400,000	39,400,000

Assumes 35% effective tax rate.

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP net income	$29,300	$30,900
Amortization, net of tax	5,100	5,100
Share based compensation, net of tax	9,000	9,000
Non-GAAP net income	43,400	45,000

GAAP earnings per diluted share	$0.74	$0.78
Amortization, net of tax, per diluted share	0.13	0.13
Share based compensation, net of tax, per diluted share	0.23	0.23
Non-GAAP earnings per diluted share	$1.10	$1.14

Weighted average diluted shares used to compute earnings per share	39,400,000	39,400,000

Assumes 33% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q4 2015	Q4 2015
GAAP operating income	$13,100	$15,600
Depreciation and amortization	2,800	2,800
Share based compensation	3,600	3,600
Non-GAAP net adjusted EBITDA	$19,500	$22,000

	Low End of Guidance	High End of Guidance
	2015	2015
GAAP operating income	$45,600	$48,100
Depreciation and amortization	10,700	10,700
Share based compensation	13,400	13,400
Non-GAAP net adjusted EBITDA	$69,700	$72,200

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com